Exhibit (k)(4)

EXECUTION COPY

FIRST AMENDMENT TO

CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 9, 2014 (this “Amendment”), is entered into by and between DAUPHIN FUNDING LLC, a Delaware limited liability company (the “Borrower”), DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and a Lender, and is made with reference to that certain CREDIT AGREEMENT, dated as of August 26, 2014 (the “Credit Agreement”). Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, the Borrower has requested that the Lender and the Administrative Agent agree to make amendments to certain provisions of the Credit Agreement; and

WHEREAS, the Lender and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement, in each case in the manner, and on the terms and conditions, provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

Upon satisfaction of the conditions set forth in Section III herein, the Credit Agreement shall be amended as follows in this Section I:

A. Amendments to Annex I: Definitions.

(a) Annex I of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“‘Alternate Currency Sublimit’ means, (i) with respect to Alternate Currency Loans denominated in Euros, the Dollar Equivalent of $37,500,000.00 and (ii) with respect to Alternate Currency Loans denominated in Pounds Sterling, the Dollar Equivalent of $37,500,000.00; provided, however, that each such sublimit may be adjusted from time to time upon mutual agreement of the Borrower, the Administrative Agent and the Required Lenders.”

“‘First Amendment’ means that certain First Amendment to Credit Agreement dated as of December 9, 2014 by and between the Borrower and DBNY, as administrative agent and a Lender.”

“‘First Amendment Effective Date’ means the First Amendment Effective Date, as defined in the First Amendment.”

(b) Annex I of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“‘Commitment’ means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 (Commitment) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth on the signature page for such Lender or in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Commitment of DBNY as of the First Amendment Effective Date is $250,000,000.”

“‘Maximum Commitment’ means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $250,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Lender Commitment Reduction, Applicable Margin Adjustments and Margin Requirement Changes) and (b) on and after the Commitment Termination Date, zero.”

B. Amendments to Annex II: Definitions.

(a) Annex II of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“‘Advance Amount’ means, as of any date of determination under the Overcollateralization Test (as described in this Section 1), (a) the sum for all Eligible Investments of the product of (i) the Market Value (determined as described in Section 4 below) of such Eligible Investment (determined as described in Section 2 below) and (ii) one minus the Margin Requirement for such Eligible Investment minus (b) the Unpaid Amount as of such date; provided, however, that if the price at which the Borrower has contracted to sell an Eligible Investment (the “Sale Price”) is at any time less than the Market Value Price then, notwithstanding anything herein to the contrary, the Advance Amount shall automatically be decreased until the date of settlement of the sale of such Eligible Investment by an amount equal to the product of (x) the principal amount of the Eligible Investment subject to the sale and (y) the excess, if any, of the Market Value Price over the Sale Price.”

“‘Fund Investments’ means all Cash, Cash Equivalents, Bank Loans and Corporate Bond Securities owned by the Borrower, together with any other financial asset that the Administrative Agent has expressly agreed to in writing may be included as a “Fund Investment.” After the Closing Date, Fund Investments which the Borrower has contracted to (i) purchase shall be deemed for purposes of the Credit Agreement to be owned by the

Borrower from the date of settlement of such purchase and (ii) sell shall cease to be Fund Investments for purposes of the Credit Agreement from the date of settlement. For the avoidance of doubt, “Fund Investments” shall not include Trade Claims.”

“‘Portfolio Limitations’ means, as of any date of determination (determined without duplication):

(i) the aggregate Market Value of Second Lien Loans in excess of 25% of the aggregate Market Value of all Eligible Investments;

(ii) the aggregate Market Value of Non-Rated Fund Investments in excess of 20% of the aggregate Market Value of all Eligible Investments;

(iii) the aggregate Market Value of all Corporate Bond Securities with (a) a Spread To Maturity in excess of 20% and (b) a Margin Requirement less than 100%, that is in excess of 20% of the aggregate Market Value of all Eligible Investments;

(iv) the aggregate Market Value of all Bank Loans that are Revolving Loans or Delayed Drawdown Loans in excess of 15% of the aggregate Market Value of all Eligible Investments;

(v) the aggregate Market Value of all Participation Interests in Bank Loans in excess of 10% of the aggregate Market Value of all Eligible Investments; provided that from time to time the Borrower, the Administrative Agent and the Required Lenders may mutually agree to allow such Participation Interests in excess of 10%;

(vi) the aggregate Market Value of all Fund Investments not deemed to be a PIK Loan pursuant to the proviso in the definition thereof in excess of 10% of the aggregate Market Value of all Eligible Investments; provided that from time to time the Borrower, the Administrative Agent and the Required Lenders may mutually agree to allow such Fund Investments in excess of 10%; and

(vii) the aggregate Market Value of all Bank Loans with an Outstanding Facility Size between $100,000,000.00 and $150,000,000.00 in excess of 5% of the aggregate Market Value of all Eligible Investments; provided that from time to time the Borrower, the Administrative Agent and the Required Lenders may mutually agree to allow such Fund Investments in excess of 5%.

The Administrative Agent shall have sole and absolute discretion at all times to determine which Fund Investments (or portion of any Fund Investment) will be considered Eligible Investments and which will be considered Excess Fund Investments, when determining compliance with the Overcollateralization Test.

Notwithstanding the foregoing, under no circumstances shall any Cash, Cash Equivalent or U.S. Government Corporate Bond Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.”

(b) The definition of “Additional Margin Requirement” in Annex II of the Credit Agreement is hereby amended by amending and restating clause (vii) thereof as follows:

“(vii) in the case of a Corporate Bond Security or a Bank Loan where the Number of Pricing Sources for such Corporate Bond Security or Bank Loan equals two (other than any Bank Loan with an Outstanding Facility Size between $100,000,000.00 and $150,000,000.00), the percentage specified in Annex II-C-3;”

(c) The definition of “Additional Margin Requirement” in Annex II of the Credit Agreement is hereby further amended by amending and restating clauses (x) and (xi) thereof as follows and by adding the following clause (xii) immediately following the current clause (xi) thereof:

“(x) in the case of Eligible Refinancing Paper with an aggregate Market Value in excess of 5% of the aggregate Market Value of all Eligible Investments, 100%;

(xi) in the case of Bank Loans or Corporate Bond Securities denominated in an Alternate Currency, the percentage determined in accordance with Annex II-D-1; and

(xii) to the extent such Eligible Investment is a Bank Loan and has an Outstanding Facility Size between $100,000,000.00 and $150,000,000.00, the percentage specified in Annex II-B-6, determined based upon the Principal Balance of such Bank Loan.”

(d) The definition of “Excluded Investments” in Annex II of the Credit Agreement is hereby amended by deleting clause (xvii) thereof in its entirety and replacing it with the following:

“(xvii) Bank Loans which have an Outstanding Facility Size of less than $100,000,000, unless otherwise expressly approved by the Administrative Agent in its sole discretion along with any Margin Requirement the Administrative Agent may require in connection with such approval;”

(e) Annex II shall be amended by inserting Annex II-B-6 attached hereto immediately following Annex II-B-5 thereof.

C. Amendments to Section 2.01. Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.01 Commitment. Subject to the terms and conditions of this Agreement, each Lender severally commits, from the Closing Date to the Commitment Termination Date, to make revolving loans in Dollars or an Alternate Currency (individually, a “Loan” and collectively, the “Loans”), to the Borrower, in an aggregate amount the Dollar Equivalent of which shall not exceed at any time the outstanding amount of such Lender’s Commitment with respect to the Loans; provided that the Lenders shall not be required to make any Loans hereunder if, after giving effect thereto and to the receipt and application by the Borrower of the proceeds of such Loans, (i) the Dollar Equivalent of the then aggregate outstanding principal amount of such Loans would exceed the lesser of (A) the Maximum Commitment and (B) the Maximum Advance Amount at such time or (ii) the Dollar Equivalent of the then aggregate outstanding principal amount of all Alternate Currency Loans would exceed the applicable Alternate Currency Sublimit. Subject to the preceding limitations and the terms and conditions of this Agreement, the Borrower may from time to time borrow, prepay, repay and reborrow Loans.”

SECTION II. CONDITIONS PRECEDENT TO EFFECTIVENESS

The amendments set forth in Section I hereof shall be effective on and as of the date hereof (the “First Amendment Effective Date”) upon the satisfaction, or waiver by the Required Lenders of the following conditions:

A. Amendment. The Administrative Agent shall have received executed counterparts of this Amendment from the Borrower and the Lender, in the case of the Borrower, duly executed and delivered by an Authorized Representative of the Borrower.

B. Evidence of Authority. The Administrative Agent shall have received:

(a) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the First Amendment Effective Date, as to:

(i) the authority of the Borrower to execute, deliver and perform this Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith; and

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Amendment and the other Credit Documents and to act with respect to this Amendment and each other Credit Document to be executed by the Borrower.

C. Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent and the Lenders.

D. Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent and the Lenders.

E. FS Global Advisor Letter. The Administrative Agent shall have received from FS Global Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent and the Lenders.

F. Amendment Setup Fee Agreement. The Administrative Agent shall have received executed counterparts of a fee letter between DBNY and the Borrower dated as of the First Amendment Effective Date (the “Amendment Fee Letter”) in the form of Exhibit D hereto.

G. Certificate as to Warranties, No Default, Agreements etc. The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of such date:

(a) all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(c) no Default or Event of Default shall be continuing.

H. Opinion of Counsel. The Administrative Agent shall have received a customary opinion letter from Dechert LLP, counsel to the Borrower, dated as of the First Amendment Effective Date, and addressed to the Lenders and the Administrative Agent which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

I. Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Amendment Fee Letter and the Credit Agreement (including Section 9.01 of the Credit Agreement (Payment of Expenses, etc.)).

J. Administrative Agent’s Counsel. The Borrower shall have paid or caused to be paid all of the fees, costs and expenses of the Administrative Agent’s counsel incurred solely with respect to the negotiation, execution and delivery of this Amendment on the First Amendment Effective Date.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce the Lender and the Administrative to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to the Lender and the Administrative Agent as follows:

A. Corporate Power and Authority. The Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Due Authorization; Non-Contravention. The execution and delivery by the Borrower of this Amendment and each other Credit Document to which it is a party, the performance by the Borrower of its Obligations hereunder and thereunder and the consummation of all other actions incidental to any thereof have been duly authorized by all necessary action, do not and shall not conflict with, result in any violation of, or constitute a default under, any provision of any Organic Document or Contractual Obligation of the Borrower or any Law and shall not result in or require the creation or imposition of any Lien on any of the Borrower’s properties pursuant to the provisions of any Contractual Obligation (other than the Liens provided for in the Collateral Documents and the Liens permitted by Section 6.02(c) of the Amended Agreement (Liens)).

C. Governmental Consents. No authorization, approval, consent, action, filing, notice or registration by or with any Federal, state or other Governmental Authority is required for the due execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement and the other Credit Documents, except for authorizations, approvals, consents, actions, filings, notices or registrations which have been duly obtained or made and are in full force and effect.

D. Validity, etc. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; and each of the other Credit Documents to which the Borrower is a party shall, on the due execution and delivery thereof, constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, in each case, except as enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

E. Absence of Default. No event has occurred and is continuing (after giving effect to the amendments contained herein) or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default. As of the First Amendment Effective Date, the Borrower is not in default under or with respect to (a) any Contractual Obligation or (b) under any Law.

SECTION IV. ACKNOWLEDGMENT AND CONSENT

The Borrower hereby confirms that the Security Agreement and all Collateral encumbered thereby will continue to secure to the fullest extent possible in accordance with and subject to the Security Agreement the payment and performance of all “Secured Obligations” (as defined in the Security Agreement), including without limitation the payment and performance of all such “Secured Obligations” under the Security Agreement in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and hereby pledges and assigns to the Administrative Agent, and grants to the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the “Secured Obligations” under, and in accordance with and subject to, the Security Agreement (whether at stated maturity, by acceleration or otherwise).

The Borrower acknowledges and agrees that all of the Collateral Documents continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

SECTION V. MISCELLANEOUS

A. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The Borrower’s rights or obligations hereunder or any interest therein may not be assigned or delegated by the Borrower without the prior written consent of all Lenders.

B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

C. Reference to Credit Agreement. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents or any Exhibits to the Credit Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

D. Effect on Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

E. Execution. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lender under, the Credit Agreement or any of the other Credit Documents.

F. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

G. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

H. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	DAUPHIN FUNDING LLC

	By:	/s/ Gerald F. Stahlecker
		Name:	Gerald F. Stahlecker
		Title:	Executive Vice President

[Signature Page to First Amendment]

ADMINISTRATIVE AGENT:	DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

	By:	/s/ Satish Ramakrishna
		Name:	Satish Ramakrishna
		Title:	Managing Director

	By:	/s/ Ian R. Jackson
		Name:	Ian R. Jackson
		Title:	Director

[Signature Page to First Amendment]

LENDER:	DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

	By:	/s/ Satish Ramakrishna
		Name:	Satish Ramakrishna
		Title:	Managing Director

	By:	/s/ Ian R. Jackson
		Name:	Ian R. Jackson
		Title:	Director

[Signature Page to First Amendment]